Exhibit 3.35

[SEAL]

ARTICLES OF INCORPORATION OF OHIO MENTOR, INC.

The undersigned, a citizen of the United States desiring to form a Corporation for profit under the General Corporation Law of Ohio does hereby certify that;

ARTICLE 1 - NAME

The name of said Corporation shall be OHIO MENTOR, INC.

ARTICLE 2 - PRINCIPAL OFFICE

The place in the State of Ohio where its principal office is to be located is the County of Franklin, City of Columbus.

ARTICLE 3 - DURATION

The term of existence of this Corporation is perpetual.

ARTICLE 4 - PURPOSE

The purposes for which the Corporation is formed are:

A.           To provide human and health care services in the State of Ohio, and,

B.             To engage in any or all other lawful acts or activities for which corporations may be formed under sections 1701.01 to 1701.98, inclusive of the Ohio Revised Code.

ARTICLE 5 - OUTSTANDING SHARES

The maximum number of shares of shares that the Corporation is authorized to have outstanding is One Thousand Shares, all of which will be common shares without par value.

ARTICLE 6 - CAPITAL

The amount of capital with which the Corporation will begin business will be not less than Five Hundred Dollars ($500.00).

ARTICLE 7 - REDEMPTION

The Corporation throught its Board of Directors shall have the right and power to purchase any of its outstanding shares of such price and upon such terms as may be agreed upon between the Corporation and the selling shareholder or shareholders.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 28th day of March, 1984.

/s/ O. Nadine Van Dyke
O. NADINE VAN DYKE

C-123 August 1983

Prescribed by Sherrod Brown

Secretary of State

[SEAL]	CONSENT FOR USE OF SIMILAR NAME

On the 4th day of May , 19 84
the BOARD OF DIRECTORS (TRUSTEES) OF	MENTOR COMPANY
(Name of Corporation giving Consent)
(Charter or License No.)	519560

pased the following resolution:

RESOLVED, that	MENTOR COMPANY
(Name of Corporation giving Consent)
gives it consent to	OHIO MENTOR, INC.

to use the name	OHIO MENTOR, INC.

Date	May 4, 1984	Signed	/s/ [ILLEGIBLE]
Secretary of Assistant Secretary of
Consenting Corporation

NOTE:            This document: MUST BE SIGNED by the SECRETARY or ASSISTANT SECRETARY of the consenting corporation, pursuant to Section 1701.05(A) of the Ohio Revised Code.

14th Floor	State Office Tower	Columbus, Ohio 43215	614/466-3910

ORIGINAL APPOINTMENT OF AGENT OF
OHIO MENTOR, INC.

The undersigned, being all of the incorporators of Ohio Mentor, Inc., hereby appoint O. Nadine Van Dyke of 1572 Cardiff Road, Columbus, Ohio 43221, a natural person, resident in the State, as agent upon whom process, notice or demands required or permitted by Statute to be served upon the Corporation may be served, the complete address of the Agent is:

1572 Cardiff Road, Columbus, Ohio 43221. Franklin Co.

28 March 1984
DATE

/s/ O. Nadine Van Dyke
O. NADINE VAN DYKE
Incorporator

ACCEPTANCE OF APPOINTMENT OF AGENT

The undersigned hereby accepts the Appointment as Agent of OHIO MENTOR, INC., upon which process, notices and demands may be served.

/s/ O. Nadine Van Dyke
O. NADINE VAN DYKE

28 March 1984
DATE

[SEAL]

CERTIFICATE OF MERGER

In accordance with the requirements of Ohio law, the undersigned, corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I.              SURVIVING ENTITY

A.            The name of the entity surviving the merger is:

            Ohio Mentor, Inc.

                [Illegible]

B.            Name Change:  As a result of this merger, the name of the surviving entity has been changed to the following:

            N/A

                [Illegible]

C.            The surviving entity is a:       (Please check the appropriate box and fill in the appropriate blanks)

☒      Domestic (Ohio) corporation.

☐      Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of                               , and licensed to transact business in the state of Ohio.

☐      Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of                               , and NOT licensed to transact business in the state of Ohio.

☐      Domestic (Ohio) limited liability company.

☐      Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of                               , and registered to do business in the state of Ohio.

☐      Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of                               , and NOT registered to do business in the state of Ohio.

☐      Domestic (Ohio) limited partnership, registration number                           .

☐      Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of                               , and registered to do business in the state of Ohio under registration number                           .

☐      Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of                               , and NOT registered to do business in the state of Ohio.

II.            Merging Entities

The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows: [Illegible]

Name	State/Country of Organization	Type of Entity
Mellet Group Homes, Inc. (Charter No. 444831)	Ohio	Corporation

III.           Merger Agreement on File

The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

Name	Address
Michelle H. Ancosky	3414 Peachtree Road, N.E., Suite 1400
(street and number)

Atlanta, GA 30326
(city, village or township) (state) (zip code)

IV.           Effective Date of Merger

This merger is to be effective:

On                                (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.            Merger Authorized

The laws of the state or country under which each constituent entity exists, permits this merger.

This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.           Statutory Agent

The name and address of the surviving entity’s statutory agent upon whom any process, notice or demand may be served is:

Name	Address

(street and number)

, Ohio
(city, village or township) (zip code)

(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in the state of Ohio)

                Acceptance of Agent

The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name reflected on the Secretary of State’s records.

VII.         Statement of Merger

Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.        Amendments

The articles of incorporation, articles of organization or certificate of limited partnership (strike the inapplicable term) of the surviving domestic entity herein, are amended as set forth in the attached “Exhibit A.”

(Please note that any amendments to articles of incorporation, articles of organization or to a certificate of limited partnership MUST be attached if the surviving entity is a DOMESTIC corporation, limited liability company, or limited partnership.)

IX.           Qualification or Licensure of Foreign Surviving Entity

A.            The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio.  The name and complete address of the statutory agent is:

(name)	(street and number)

, Ohio
(city, village or township) (zip code)

The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation’s, limited liability company’s or limited partnership’s license or registration to do business in Ohio expires or is canceled.

B.            The qualifying entity also states as follows:  (complete only if applicable)

1.             Foreign Qualifying Limited Liability Company

(If the qualifying entity is a foreign limited liability company, the following information must be completed.)

(a)           The name of the limited liability company in its state of organization/registration is

____________________________________________________________________

(b)           The name under which the limited liability company desires to transact business in Ohio is

____________________________________________________________________

(c)           The limited liability company was organized or registered on                             under the laws of the state/country of                              .

(d)           The address to which interested persons may direct requests for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:

2.             Foreign Qualifying Limited Partnership

(If the qualifying entity is a foreign limited partnership, the following information must be completed.)

(a)           The name of the limited partnership is

(b)           The limited partnership was formed on                         under the laws of the state/county of

(c)           The address of the office of the limited partnership in its state/country of organization is

(d)           The limited partnership’s principal office address is

(e)           The names and business or residence addresses of the GENERAL partners of the partnership are as follows

Name	Address

(If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

(f)            The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions to be maintained is.

(street address)

(city, township or village) (county) (state) (zip code)

The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

Ohio Mentor, Inc.		Mellet Group Homes, Inc.
(Exact name of entity)		(Exact name of entity)

By:	/s/ Michelle H. Ancosky	By:	/s/ Michelle H. Ancosky
Its:	Assistant Secretary	Its:	Assistant Secretary
Date:		Date:

(Exact name of entity)		(Exact name of entity)

By:		By:
Its:		Its:
Date:		Date:

(Exact name of entity)		(Exact name of entity)

By:		By:
Its:		Its:
Date:		Date:

(Exact name of entity)		(Exact name of entity)

By:		By:
Its:		Its:
Date:		Date:

(Exact name of entity)		(Exact name of entity)

By:		By:
Its:		Its:
Date:		Date: